UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2025

First United Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-14237	52-1380770
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

19 South Second Street, Oakland, Maryland 21550

(Address of principal executive offices) (Zip Code)

(301) 334-9471

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	FUNC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         Compensatory Arrangements.

On March 27, 2025, First United Bank & Trust (the “Bank”), the wholly-owned subsidiary of First United Corporation (the “Corporation”), and each of Carissa L. Rodeheaver, the Chairman, President and Chief Executive Officer of the Corporation and the Bank, and Jason B. Rush, the Bank’s Senior Vice President and Chief Operating Officer, entered into a First Amendment to the Participation Agreement under the First United Bank & Trust Defined Benefit Supplemental Executive Retirement Plan (each, an “Amendment”). Each Participation Agreement permits the participant to change, at any time prior to the commencement of the payment of his or her defined benefit contemplated thereby, the manner in which such defined benefit is to be distributed; provided, however, that a change in the form of distribution to or from a lump sum payment must: (i) be made at least 12 months prior to the date originally scheduled for distribution of the defined benefit; (ii) provide for an effective date at least 12 months following the change; and (iii) postpone the commencement of distribution for a period of not less than five years from the previous distribution date. Each Amendment provides for the accrual of interest on a lump sum payment that is postponed due to a change in the form of payment as provided above. In such case, the amount of the lump sum will be determined as of the original date on which the annuity would have commenced but for the change and will be credited with interest from such original date to the postponed payment date. Such interest will accrue at the applicable third segment rate described in Section 417(e) of the Internal Revenue Code of 1954, as amended, and will be compounded annually.

The foregoing summary of the Amendments is qualified in its entirety by reference to the terms of the Amendments, the form of which is filed as Exhibit 10.1 to this report. The material terms of the First United Defined Benefit Supplemental Executive Retirement Plan, as amended and restated to date (the “SERP”), and the Participation Agreements are summarized in the Corporation’s definitive proxy statement on Schedule 14A for the 2025 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 27, 2025, under the heading “EXECUTIVE COMPENSATION - Defined Benefit Supplemental Executive Retirement Plan.” The SERP and the form of Participation Agreement were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits filed or furnished with this report are listed in the following Exhibit Index:

Exhibit No.	Description
10.1	Form of First Amendment to the Participation Agreement under the First United Bank & Trust Defined Benefit Supplemental Executive Retirement Plan (filed herewith)
104	Cover page interactive data file (embedded within the iXBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST UNITED CORPORATION

Dated: March 28, 2025	By:	/s/	Tonya K. Sturm
Tonya K. Sturm
Senior Vice President & CFO